EXHIBIT 10.51.1

FIRST AMENDMENT
TO
PLEDGE AND SECURITY AGREEMENT

     This First Amendment to Pledge and Security Agreement is entered into as of July 28, 2004 (the “Amendment”), by and between COMERICA BANK (“Bank”) and BUSINESS OBJECTS AMERICAS (“Pledgor”).

RECITALS

     Pledgor and Bank are parties to that certain Pledge and Security Agreement dated as of April 28, 2004, as amended (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, the parties agree as follows:

     1. All references to “BO SOFTWARE LTD.” in the Agreement shall mean and refer to “BUSINESS OBJECTS SOFTWARE LIMITED”.

     2. Section 1(a) of the Agreement is hereby amended in its entirety to read as follows:

     (a) Pledgor shall maintain money market account # at Bank with a balance equal to or greater than 10% of the aggregate amount of all foreign exchange transactions (“FX Transactions”) entered into by Pledgor with Bank (including any FX Transactions requested by Pledgor but not yet executed by Bank) at all times (the “Required Balance”). Such money market account and all amounts held therein, together with all proceeds thereof, interest paid thereon, and substitutions therefor, and all accounts, securities, instruments, securities entitlements and financial assets arising out of any of the foregoing, are the “Collateral”. Pledgor hereby pledges to Bank and grants to Bank a security interest in the Collateral as security for the prompt performance of all of Pledgor’s and BO Ireland’s obligations with respect to, or arising out of, the FX Agreements (collectively, the “Obligations”). Pledgor shall enter into such control or other agreements as Bank requests in order to perfect or ensure the priority of Bank’s security interest in the Collateral.

     3. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Pledgor ratifies and reaffirms the continuing effectiveness of all instruments, documents and agreements entered into in connection with the Agreement, if any.

     4. Pledgor represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

     5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BUSINESS OBJECTS AMERICAS

	By:	/s/ James R. Tolonen

	Title:	Chief Financial Officer

COMERICA BANK
’
	By:	/s/ JP Michael

	Title:	SVP & Managing Director